UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

January 30, 2007

Date of Report (Date of earliest event reported)

SYCAMORE NETWORKS, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-27273	04-3410558
(State or other jurisdiction of incorporation)	(Commission file number)	(IRS Employer Identification No.)

220 Mill Road

Chelmsford, MA 01824

(Address of principal executive offices)

(Zip code)

Registrant’s telephone number, including area code: (978) 250-2900

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01: Other Events

On January 29, 2007, the Registrant issued a press release announcing that the Registrant was notified on January 25, 2007 that the Nasdaq Listing Qualifications Panel had granted the Registrant’s request for continued listing of the Registrant’s securities on The Nasdaq Stock Market subject to the Registrant becoming current in its delinquent periodic reports by filing with the Securities and Exchange Commission on or before March 14, 2007 its Form 10-K for the year ended July 31, 2006 and its Form 10-Q for the period ended October 28, 2006 and any restatements of previously issued financial statements. The Panel’s decision is also subject to the Registrant providing the Nasdaq Hearings Department with additional information relating to the Registrant’s investigation into its option grant practices by March 2, 2007 and the Registrant complying with all other requirements for continued listing and promptly notifying the Panel of any significant events occurring during this extension.

The press release announcing the determination of the Nasdaq Listing Qualifications Panel is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated by reference herein.

Item 9.01: Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description
99.1	Press Release issued by the Registrant dated January 29, 2007.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Sycamore Networks, Inc.

By:	/s/ Richard J. Gaynor
Richard J. Gaynor
Chief Financial Officer
Vice President, Finance and Administration,
Secretary and Treasurer
(Duly Authorized Officer and Principal Financial and Accounting Officer)

Dated:	January 30, 2007